CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation in this Annual Report (Form 10-K) of First Merchants Bancorp, Inc. of our report dated January 27, 1995, included in the 1994 Annual Report to Shareholders of First Merchants Bancorp, Inc.




                                                     /s/Ernst & Young


Charleston, West Virginia
March 30, 1995